Exhibit 23.5

BEHRE DOLBEAR AUSTRALIA		Level 9.80 Mount Street North Sydney, NSW 2060 Australia
BDA	Minerals Industry Consultants	Tel: 612 9954 4988 Fax: 612 9929 2549 Email: bdaus@bigpond.com
ACN No. 065 713 724

3rd Floor, 44 Esplanade, St.
St. Helier, Jersey, JE49WG

CONSENT OF QUALIFIED PERSON

Behre Dolbear Australia Pty Ltd ("BDA"), in connection with the Post-Effective Amendment to Form F-1 on Form F-3 Registration Statement (Registration No. 333-276216), filed with the U.S. Securities and Exchange Commission (the “SEC”) by Metals Acquisition Limited and any amendments and/or exhibits thereto (collectively, the “Form F-3”) disclosing the Technical Report Summary (as defined below), consents to:

•	the public filing and use of the report summary titled “Technical Report Summary – CSA Copper Mine – New South Wales – Australia, effective as of April 22, 2024, by Behre Dolbear Australia Minerals Industry Consultants and other qualified persons,” (the “Technical Report Summary”), and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, filed as Exhibit 96.1 to Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 on April 26, 2024 and incorporated by reference in the Form F-3;

•	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form F-3 and any such Technical Report Summary; and

•	the information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form F-3.

Dated: July 3, 2024

/s/ Malcom C Hancock

Malcolm C Hancock
Executive Director and Authorized Person for
Beim Dolbear Australia Pty Ltd,
a Qualified Third-Party Firm

/s/ John McIntyre

John McIntyre
Managing Director and Authorized Person for
Behre Dolbear Australia Pty Ltd,
a Qualified Third-Party Firm

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